Exhibit 99.1

Stardust Power Appoints Chris Celano as Chief Operating Officer

GREENWICH, Conn. – January 7, 2025 – Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium products, is pleased to announce the appointment of Chris Celano as Chief Operating Officer (COO), effective immediately. Mr. Celano will report directly to the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer, Paramita Das. Chris has been working with the Stardust Power team since October 2024 and now begins his duties officially as a member of the executive team.

As COO, Mr. Celano brings over 20 years of executive leadership experience, combining a strong background as a Chief Executive Officer, practicing securities attorney, and a graduate of the prestigious Massachusetts Institute of Technology. His diverse expertise spans the energy sector, drilling, engineering, procurement, and construction (“EPC”) fields, along with deep legal knowledge, from which he is uniquely equipped to drive Stardust Power’s strategic and operational goals during this critical phase of the Company’s growth.

In his new role, Mr. Celano will oversee the Company’s upstream lithium supply initiatives and processing operations, including discussions around sourcing and site development. He will play a key role in driving the Company’s operational efficiency, advancing the timely delivery of high-quality lithium products, and strengthening relationships with customers and stakeholders. His deep experience in renewables, clean tech, and drilling will be pivotal to the Company’s long-term success as it works to meet growing demand for critical minerals.

“We are thrilled to welcome Chris as a leader to the Stardust Power team,” said Roshan Pujari, Founder and CEO of Stardust Power. “His combination of executive leadership, EPC expertise, drilling, and legal background will strengthen our management team and accelerate execution of key milestones. As we continue our mission to help secure America’s energy future, Chris’s leadership is instrumental in onshoring critical mineral supply chains and supporting American jobs.”

Mr. Celano added, “I’m excited to join Stardust Power at such a pivotal moment in the Company’s growth. I have great respect for Roshan and the team he has assembled, and I’m eager to apply my expertise in clean tech, renewables, EPC and upstream supply extraction to advance the Company’s mission to fill the lithium supply gap in the United States.”

Mr. Celano brings extensive international experience in the oil and gas industry, with expertise in drilling operations management, technology, wellsite development, and executive leadership. He previously served as President and CEO of IHI E&C International Corporation, a Houston-based EPC contractor and subsidiary of Tokyo-based IHI Corporation, where he led the successful delivery of complex projects from 2016 to 2024. Under his leadership, IHI E&C executed projects through direct hire and construction management, achieving significant milestones in the energy sector.

In addition to his role at IHI E&C, Mr. Celano played a key role in founding a Houston-based oil and gas drilling contractor, Vantage Drilling, helping to guide its transformation following its business combination with a special purpose acquisition company to an operational company. He witnessed the company’s expansion across more than 12 countries, helped develop a backlog exceeding $2 billion and a drilling program capable of reaching depths of 30,000 feet. During his tenure, the company drilled approximately 50 wells, created production capacity of 200,000 barrels per day, and managed construction commitments exceeding $1 billion. He also optimized the company’s organizational structure, successfully financing, constructing, and deploying a robust drilling asset portfolio.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Stardust Power; risks related to the price of Stardust Power’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Stardust Power from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Stardust Power. Stardust Power expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Stardust Power with respect thereto or any change in events, conditions or circumstances on which any statement is based.